EXHIBIT 32

Section 906 Certification

Certification of Principal Executive and Principal Financial Officers

Pursuant to 18 U.S.C. ss. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Courtyard by Marriott II Limited Partnership (the “Partnership”) hereby certify, to such officers’ knowledge, that:

(i)	the accompanying Quarterly Report on Form 10-Q of the Partnership for the period ended September 10, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Dated: October 21, 2004

/s/ John A. Carnella
John A. Carnella President (Principal Executive Officer)

/s/ Larry K. Harvey
Larry K. Harvey Vice President (Principal Financial Officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. ss. 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Partnership, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.